Exhibit 99.1

Blaize Announces First Quarter 2025 Financial Results

•	Converted pipeline into execution across key markets, including U.S. defense, South Korea, and the Gulf

•	Selected by CBIST to lead South Korea’s Chungbuk Digital Innovation Hub for smart city AI deployment

•	Finalizing purchase orders with Turbo Federal as defense engagement moves into commercialization

•	Showcased deployable AI solutions at the largest U.S. physical security event—drawing strong interest from federal and enterprise customers across public safety, defense, and smart city sectors

•	Exceeded Q1 revenue guidance with increased commercial momentum and expanding pipeline

EL DORADO HILLS, Calif.—(BUSINESS WIRE)—May 14, 2025—Blaize Holdings, Inc. (NASDAQ: BZAI), a leader in energy-efficient AI inference at the edge for physical systems, today announced financial results for the quarter ended March 31, 2025. The company reported strong customer traction and continued commercial momentum across its key verticals in smart infrastructure, defense, and mobility.

“This quarter proved we’re executing where it counts. Blaize has deployed real systems that solve mission-critical challenges in the physical world—from perimeter defense and smart ports to AI-powered city infrastructure,” said Dinakar Munagala, co-founder and CEO of Blaize. “We’re seeing strong customer demand and have been selected for foundational programs in the U.S., South Korea, and the Gulf region. As we prepare to introduce our most complete vertical AI solution platform to date, we’re proving that real-time inference at the edge is not just possible—it’s happening. With strong customer validation, our strategy is clear: deliver fast, scalable intelligence that drives real-world results.”

First Quarter 2025 Financial Highlights

Results compare the quarter ended March 31, 2025, to the quarter ended March 31, 2024:

•

Revenue for the first quarter of 2025 increased 83% year-on-year to just over $1.0 million. This growth was driven by product shipments to customers with smart city applications, while first quarter 2024 revenues represented strategic consulting fees from an automotive customer.

•

Net loss for the first quarter of 2025 was $147.8 million, compared to a net loss of $16.7 million in the first quarter of 2024. The increase in net loss was primarily due to non-recurring expenses and non-cash adjustments attributable to the completion of our business combination with BurTech Acquisition Corporation in January 2025 (the “Business Combination”).

•

Adjusted EBITDA loss, a non-GAAP measure of underlying operating performance, in the first quarter of 2025 was $15.4 million, compared to an Adjusted EBITDA loss of $7.5 million for the first quarter of 2024. The increase in Adjusted EBITDA loss was primarily due to investments in our go-to-market and customer support strategy, software tools and public company expenses. For a reconciliation of Adjusted EBITDA to Net loss, the most directly comparable GAAP financial metric, and a definition of Adjusted EBITDA, see “Non-GAAP Financial Measures” below.

•	As of March 31, 2025, Blaize’s cash and cash equivalents were $45.0 million.

Recent Business Announcements and Updates

Blaize is capitalizing on growing global demand for edge AI, translating pipeline into execution across priority sectors. In the first half of 2025, the company advanced from pilot programs to real deployments—securing wins in South Korea, the Gulf, and U.S. defense markets. With formal selection by CBIST and commercialization now underway with Turbo Federal, Blaize is demonstrating its ability to convert strategic engagements into revenue-generating opportunities across national-scale initiatives.

•

CBIST (South Korea): Blaize was selected by the Chungbuk Institute of Science and Technology (CBIST) to lead the Chungbuk Digital Innovation Hub, delivering edge AI infrastructure to support regional smart city deployment across South Korea’s Chungcheongbuk-do province.

•

Turbo Federal (Defense): Blaize’s collaboration with Turbo Federal has progressed rapidly from strategic engagement to execution. The partnership is now entering the commercialization phase, with purchase orders in motion to deploy Blaize-powered servers and AI Studio orchestration software for perimeter security and real-time inference across defense environments.

•

Ministry of Defense (Gulf Region): Blaize continues to deepen its engagement with a national Ministry of Defense, progressing through proof-of-concept and field qualification stages. These engagements are focused on delivering trusted AI inference capabilities for situational awareness and mission-critical decision-making.

•

Smart Security Showcase (U.S. Market): At North America’s largest physical security and smart infrastructure technology event, Blaize demonstrated real-time, deployable AI applications for perimeter defense, school safety, and smart surveillance. Integrated with partners such as OrionVM, Thrive Logic, and CVEDIA, Blaize’s live demonstrations attracted significant interest from commercial and federal decision-makers seeking scalable edge intelligence solutions.

Blaize plans to announce a new vertical AI solution platform in Q3 2025, designed to simplify and accelerate deployment for smart city, defense, and infrastructure customers—extending its edge AI leadership into packaged, turnkey systems.

Blaize is building toward a future where real-time inference and multimodal intelligence—vision, sensors, speech, and language—work together at the edge to power physical environments in motion. That future is not theoretical. It’s already starting to take shape.

Financial Outlook

The following forward-looking statements are based on current expectations, and actual results may differ materially, as described below in “Cautionary Statement Regarding Forward-Looking Statements.”

	Q2 2025 Guidance	Fiscal Year 2025 Guidance
Total Revenue	$1.5 million - $1.7 million	$19 million - $50 million
Adj EBITDA Loss	$13 million - $14 million	$40 million to $55 million
Stock Based Compensation	Approximately $10 million	Approximately $35 million
Weighted Average Shares Outstanding	90 million	99 million

Earnings Conference Call

Dinakar Munagala, Chief Executive Officer of Blaize, and Harminder Sehmi, Chief Financial Officer of Blaize, will host a conference call at 2:00 p.m. Pacific Time today, May 14, 2025, to discuss the Company’s financial results and outlook. A live webcast will be accessible on Blaize’s investor relations website at ir.blaize.com, and an archived conference call webcast will be available on Blaize’s investor relations website for one year following the live call.

About Blaize

Blaize provides a full-stack programmable processor architecture suite and low-code/no-code software platform that enables AI processing solutions for high-performance computing at the network’s edge and in the data center. Blaize solutions deliver real-time insights and decision-making capabilities at low power consumption, high efficiency, minimal size and low cost. Headquartered in El Dorado Hills (CA), Blaize has more than 200 employees worldwide with teams in San Jose (CA) and Cary (NC), and subsidiaries in Hyderabad (India), Leeds and Kings Langley (UK), and Abu Dhabi (UAE). To learn more, visit www.blaize.com or follow us on LinkedIn and on X at @blaizeinc.

Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we present Adjusted EBITDA, which is a non-GAAP financial measure. This measure is not considered a measure of financial performance or liquidity under GAAP and the items excluded therefrom are significant components in understanding and assessing our financial performance or liquidity. This measure should not be considered in isolation or as an alternative to GAAP measures such as net income (loss) or other financial statement data presented in our financial statements as an indicator of our financial performance or liquidity.

We define Adjusted EBITDA as EBITDA further adjusted for certain items management believes are not reflective of the underlying operations of our business, including but not limited to (a) stock-based compensation; (b) non-recurring inventory cost realignments; and (c) other non-recurring expenses. Net loss is the most directly comparable GAAP measure to Adjusted EBITDA.

We use Adjusted EBITDA to assess the operating results and effectiveness and efficiency of our business. We present this non-GAAP financial measure because we believe that investors consider it to be an important supplemental measure of performance, and we believe that this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Non-GAAP financial measures as reported by us may not be comparable to similarly titled metrics reported by other companies and may not be calculated in the same manner. These measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled the forward-looking Adjusted EBITDA (Non-GAAP) for the second quarter of 2025 or full fiscal year 2025 included above because we are unable to quantify certain amounts that would be required to be included in net income (loss), the most directly comparable GAAP measure, without unreasonable efforts due to the high variability and difficulty in predicting, with reasonable certainty, certain items excluded from Adjusted EBITDA. Consequently, we believe such reconciliation would imply a degree of precision that would be misleading to investors. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to Blaize without unreasonable effort. For the same reasons, Blaize is unable to address the probable significance of the unavailable information. We expect the variability of these excluded items may have an unpredictable, and potentially significant, impact on our future GAAP financial results.

Net Loss to Adjusted EBITDA Reconciliation

The following table sets forth a reconciliation of Net loss to adj EBITDA for the periods presented:

Dollars in Thousands	Quarter Ended March 31,
	2025	2024
Net loss	(147,761)	(16,743)
Depreciation and amortization	191	253
Provision for income taxes	162	162
Other expenses	109,578	8,444
EBITDA	(37,830)	(7,884)
Stock-based compensation	11,040	337
Non-cash inventory cost realignment adjustments	(625)	(25)
Other non-recurring expenses (a)	12,035	45
Adjusted EBITDA	(15,380)	(7,527)

(a)

Includes, but not limited to, legal, accounting and consulting fees, incurred in connection with the merger. These costs are non-recurring and are not reflective of our ongoing operating performance. Management believes that excluding these costs provides a more meaningful comparison of our performance to prior periods.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are based on beliefs and assumptions and on information currently available to Blaize, including statements regarding the industry in which Blaize operates, market opportunities, and product offerings. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) the expected benefits of Blaize’s business combination with BurTech Acquisition Corp. (the “Business Combination”) are not obtained; (iii) the ability to continue to meet stock exchange listing standards following the consummation of the Business Combination; (iv) the risk that the Business Combination disrupts current plans and operations of Blaize as a result of the consummation of the Business Combination; (v) failure to realize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (vi) costs related to the Business Combination; (vii) changes in applicable law or regulations; (viii) the outcome of any legal proceedings that may be instituted against Blaize; (ix) the effects of competition on Blaize’s future business; (x) the ability of the combined company to issue equity or equity-linked securities or obtain debt financing; (xi) the enforceability of Blaize’s intellectual property rights, including its copyrights, patents, trademarks and trade secrets, and the potential infringement on the intellectual property rights of others; and (xii) those factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on April 15, 2025 and other documents filed by Blaize from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Blaize assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. Blaize does not give any assurance that it will achieve its expectations.

The financial projections in this release are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Blaize’s control. While such projections are necessarily speculative, Blaize believes that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of financial information or projections in this press release should not be regarded as an indication that Blaize, or its representatives and advisors, considered or consider the information or projections to be a reliable prediction of future events. The independent registered public accounting firm of Blaize has not audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this press release and, accordingly, has not expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this press release.

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Investors

ir@blaize.com

Media

Leo Merle

info@blaize.com

Source: Blaize Holdings, Inc.

Blaize Holdings, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	As of March 31,	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$44,967	$50,237
Funds held in escrow	33,350	—
Accounts receivable, net	1,008	55
Inventories	8,383	8,561
Prepaid expenses and other current assets	5,836	14,837

Total current assets	93,544	73,690
Property and equipment, net	2,054	2,081
Deferred income tax assets	2,167	2,157
Operating lease right-of-use assets	1,623	1,773
Other assets	815	815

Total assets	$100,203	$80,516

Liabilities, common stock subject to possible redemption, and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$17,115	$7,904
Accrued expenses and other current liabilities	11,524	11,996
Accrued loss on purchase commitments	601	603
Accrued compensation	1,763	1,613
Income tax payable	2,537	2,109
Operating lease liabilities, current	542	578
Working capital loan	1,500	—
Advances from related party	2,857	—
Warrant liabilities, current	—	14,711
Convertible notes, current	—	148,629

Total current liabilities	38,439	188,143
Operating lease liabilities	1,050	1,166
Earnout share liabilities	9,507	—
Other liabilities	1,436	1,670

Total liabilities	50,432	190,979
Commitments and contingencies
Common stock subject to possible redemption, 2,854,242 and zero outstanding at a redemption value of approximately $33,061 and $0 as of March 31, 2025 and December 31, 2024, respectively	33,061	—
Stockholders’ equity (deficit):
Common stock - $0.0001 par value; 600,000,000 and 136,562,809 shares authorized as of March 31, 2025 and December 31, 2024, respectively; 98,818,874 and 48,376,052 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	10	5
Additional paid-in capital	602,266	318,783
Shareholder note receivable	(8,554)	—
Accumulated deficit	(577,012)	(429,251)

Total stockholders’ equity (deficit)	16,710	(110,463)

Total liabilities, common stock subject to redemption, and stockholders’ equity (deficit)	$100,203	$80,516

Blaize Holdings, Inc.

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue
Hardware revenue	$1,007	$3
Engineering services revenue - related party	—	546

Total revenue	1,007	549
Costs and expenses
Cost of revenue (exclusive of depreciation and amortization)	327	306
Research and development	13,118	4,094
Selling, general and administrative	13,357	3,988
Depreciation and amortization	191	253
Transaction costs	12,035	45

Total operating expenses	39,028	8,686

Loss from operations	(38,021)	(8,137)
Other expense, net
Loss on foreign exchange transactions	(29)	(49)
Change in fair value of convertible notes	(165,703)	(4,651)
Change in fair value of warrant liabilities	(60,345)	(3,515)
Change in fair value of earnout share liabilities	116,518	—
Other, net	(19)	(229)

Total other expense, net	(109,578)	(8,444)

Loss before income taxes	(147,599)	(16,581)
Provision for income taxes	162	162

Net loss	$(147,761)	$(16,743)

Net loss per share - basic and diluted	$(1.61)	$(1.23)

Weighted average number of shares outstanding - basic and diluted	91,747,685	13,613,270

Blaize Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(147,761)	$(16,743)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	191	253
Noncash lease expense	150	153
Stock-based compensation	11,040	337
Credit loss expense	—	421
Deferred income taxes	(10)	(23)
Change in fair value of earnout share liabilities	(116,518)	—
Change in fair value of convertible notes	165,703	4,651
Change in fair value of warrant liabilities	60,345	3,515
Other	43	—
Changes in operating assets and liabilities:
Accounts receivable, net	(953)	(2,138)
Accounts receivable - related party	—	(30)
Inventories	178	(1,767)
Prepaid expenses and other current assets	8,504	33
Other assets	8	170
Accounts payable and accrued liabilities	3,583	5,286
Advances from related party	(114)	—
Operating lease liabilities	(152)	(140)
Income taxes payable	(95)	100
Accrued loss on purchase commitments	(2)	(1,581)
Accrued compensation	150	322
Other liabilities	(234)	(182)

Net cash used in operating activities	(15,944)	(7,363)
Cash flows from investing activities:
Purchases of property and equipment	(661)	(177)

Net cash used in investing activities	(661)	(177)
Cash flows from financing activities:
Merger and PIPE financing, net of transaction costs	15,874	—
Payment of deferred offering costs	(4,531)	(128)
Proceeds from convertible notes	—	11,500

Net cash provided by financing activities	11,343	11,372
Net change in cash, cash equivalents and restricted cash	(5,262)	3,832
Cash, cash equivalents and restricted cash at beginning of period	50,488	3,213

Cash, cash equivalents and restricted cash at end of period	$45,226	$7,045

Components of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$44,967	$7,045
Restricted cash (included within other assets)	259	—

Total cash, cash equivalents and restricted cash	$45,226	$7,045

Supplemental cash flow disclosures:
Cash paid for income taxes	$129	$60
Supplemental non-cash disclosures:
Property and equipment acquired in accounts payable and accrued expenses and other current liabilities	497	123
Capitalized deferred offering costs included in accounts payable and accrued expenses and other current liabilities	—	154
Issuance of warrants with convertible notes	—	909
Conversion of convertible notes to common stock	314,334	—
Net exercise of warrants for common stock	75,056	—
Issuance of warrants for professional services	167	—
Issuance of common stock for shareholder note receivable	8,754	—